Exhibit 23.4

CONSENT OF CARDNO, INC.

We hereby consent to (a) being named in the Annual Report on Form 20-F of ArcelorMittal for the year ended December 31, 2014 (the “2014 20-F”) as having prepared certain coal reserve estimates and (b) the incorporation by reference of the 2014 20-F into this Post-Effective Amendment to ArcelorMittal’s Registration Statement on Form F-3.			Cardno, Inc. 534 Industrial Park Road Bluefield, VA 24605 USA Phone +1 276 322 5467 Fax +1 276 322 5460 www.cardno.com
CARDNO INC.

	By:	/s/ J. Scott Nelson
[J. Scott Nelson, C.P.G.]
[Principal, Practice Leader – Geology]
[Blacksburg, Virginia]
[January 29, 2016]

	By:	/s/ Justin S. Douthat
[Justin S. Douthat, P.E., M.B.A.]
[Principal, Business Unit Manager – Mining Advisory Services]

[Bluefield, Virginia]
[January 29, 2016]

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